EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Computer Software Innovations, Inc. on Form S-8 of our report, dated October 21, 2005 related to the consolidated financial statements as of and for the years ended December 31, 2004 and 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ Elliott Davis, LLC

Elliott Davis, LLC

Greenville, South Carolina

December 27, 2005